UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2007
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20310	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana	70058
(Address of principal executive offices)	(Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
Wreck Removal Contract
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     On December 31, 2007, Wild Well Control, Inc. (“Wild Well”), Texas corporation and subsidiary of Superior Energy Services, Inc., a Delaware corporation (the “Company”), entered into a Wreck Removal Contract (the “Contract”) with BP America Production Company, a subsidiary of BP plc, Chevron U.S.A. Inc., a subsidiary of Chevron Corporation, and GOM Shelf LLC, a subsidiary of Apache Corporation, pursuant to which Wild Well has agreed to decommission seven downed oil and gas platforms and related well facilities located offshore Louisiana for a fixed sum of $750 million. A copy of the Contract is included as Exhibit 10.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the Contract is qualified in its entirety by the full text of such Exhibit.
     The $750 million contract sum is payable in installments, including milestone payments payable upon the completion of specified portions of the work.
     With certain exceptions specified in the Contract, Wild Well has agreed to assume and indemnify the other parties to the Contract for all liabilities and obligations associated with the downed platforms and related well facilities and equipment.
     The Contract contains representations and warranties given by Wild Well in favor of the other parties. The Contract also contains certain affirmative and negative covenants primarily related to Wild Well’s performance of the work under the Contract.
     The Contract provides for certain performance-related and other significant events of default. Upon the occurrence of any event of default that remains uncured 60 days after notice thereof, or under certain circumstances if Wild Well fails to initiate action and proceed to diligently remedy such default within such 60-day period, the other parties to the Contract may, among other remedies, suspend payments and the right of Wild Well to continue performance under the Contract, under certain circumstances require Wild Well to refund a portion of certain payments previously made under the Contract, with interest, or complete the work at Wild Well’s expense to the extent that the cost to complete the work (or any specified milestone payment) exceeds the amount that would have otherwise been payable to Wild Well under the Contract.
     The Contract provides that each other party to the Contract may require Wild Well to accept title to that party’s ownership interest in the subject platforms and related facilities prior to the completion of the work pursuant to an agreed form of purchase and sale agreement and related documentation. Wild Well’s and the other parties’ rights and obligations pursuant to the purchase and sale agreements would be identical to the respective rights and obligations of the parties under the Contract.
     In connection with the execution of the Contract, the Company has agreed to guarantee all of Wild Well’s obligations arising under the Contract.

Item 8.01. Other Events.
     On January 2, 2008, the Company issued the press release attached hereto as Exhibit 99.1, announcing the execution of the Contract and related agreements. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

10.1
Wreck Removal Contract, dated December 31, 2007, by and among Wild Well Control, Inc., BP America Production Company, Chevron U.S.A. Inc. and GOM Shelf LLC (The Company agrees to furnish supplementally a copy of any omitted exhibits to the SEC upon request).

99.1	Press release issued by Superior Energy Services, Inc., dated January 2, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: January 3, 2008

Exhibit Index
(d)	Exhibits.

10.1
Wreck Removal Contract, dated December 31, 2007, by and among Wild Well Control, Inc., BP America Production Company, Chevron U.S.A. Inc. and GOM Shelf LLC (The Company agrees to furnish supplementally a copy of any omitted exhibits to the SEC upon request).

99.1	Press release issued by Superior Energy Services, Inc., dated January 2, 2008.